Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-125813, 333-102381, 333-76218, and 333-64220 on Form S-8 of our report dated March 16, 2026, relating to the financial statements of American Vanguard Corporation (“the Company”) appearing in this Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Costa Mesa, California

September 30, 2026